As filed with the Securities and Exchange Commission on October 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-1311552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12278 Scripps Summit Drive San Diego, CA	92131
(Address of Principal Executive Offices)	(Zip Code)

FATE THERAPEUTICS, INC. AMENDED AND RESTATED INDUCEMENT EQUITY PLAN

(Full title of the plan)

Bahram Valamehr, Ph.D., M.B.A.

President and Chief Executive Officer

Fate Therapeutics, Inc.

12278 Scripps Summit Drive

San Diego, CA 92131

(Name and address of agent for service)

(858) 875-1800

(Telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft, Esq. Maggie L. Wong, Esq. Natalie T. Martirossian, Esq. Goodwin Procter LLP 525 Market Street San Francisco, CA 94105 Telephone: (415) 733-6000	Cindy R. Tahl, Esq. Chief Legal and Compliance Officer, and Corporate Secretary Fate Therapeutics, Inc. 12278 Scripps Summit Drive San Diego, CA 92131 Telephone: (858) 875-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 10, 2016, the Board of Directors (the “Board”) of Fate Therapeutics, Inc. (the “Company”) adopted the Fate Therapeutics, Inc. Inducement Equity Plan, and on December 17, 2020, the Board amended and restated such plan pursuant to the Fate Therapeutics, Inc. Amended and Restated Inducement Equity Plan (as amended and restated, the “Inducement Plan”). The Inducement Plan was adopted and/or amended and restated without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4).

A total of 500,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), were initially reserved for issuance under the Inducement Plan. On February 12, 2021, February 20-21, 2020, and January 14, 2019, the Board approved an increase of an additional 300,000 shares, 470,822 shares, and 200,000 shares of Common Stock, respectively, to the reserve under the Inducement Plan. Each such increase was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4).

On October 13, 2025, the Board approved an increase of an additional 1,750,000 shares to the reserve under the Inducement Plan. This increase was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4).

The only persons eligible to receive grants of Inducement Awards (as defined below) under the Inducement Plan are individuals who satisfy the standards for inducement grants under Nasdaq Listing Rule 5635(c)(4). An “Inducement Award” means any right to receive Common Stock, cash or other property granted under the Inducement Plan (including nonqualified stock options, restricted stock unit awards, or other stock-based awards).

The Company is filing this registration statement on Form S-8 (this “Registration Statement”) solely for the purpose of registering the 1,750,000 additional shares of Common Stock authorized for issuance under the Inducement Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of Common Stock that may become issuable under the Inducement Plan by reason of anti-dilution and other adjustments.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Company is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,750,000 shares of its Common Stock under the Inducement Plan. Such additional shares are of the same class as other securities for which a registration statement relating to the Inducement Plan has previously been filed and is effective. Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Company’s Registration Statement on Form S-8 (File No. 333-253459), filed with the Commission on February 24, 2021, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on August 29, 2013, File No. 333-190608)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 7, 2021, File No. 001-36076)

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 10, 2024, File No. 001-36076)

4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 30, 2025, File No. 001-36076)

4.5	Certificate of Designation of Preferences, Rights and Limitations of Class A Convertible Preferred Stock of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 29, 2016, File No. 001-36076)

4.6	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K, filed on February 24, 2021, File No. 001-36076)

4.7

Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Class A Convertible Preferred Stock of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 19, 2023, File No. 001-36076)

4.8	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on August 29, 2013, File No. 333-190608)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Fate Therapeutics, Inc. Amended and Restated Inducement Equity Plan (incorporated by reference from Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K, filed on February 24, 2021, File No. 001-36076)

99.2	Forms of Stock Option Agreement under Fate Therapeutics, Inc. Inducement Equity Plan (incorporated by reference from Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K, filed on February 24, 2021, File No. 001-36076)

99.3	Forms of Restricted Stock Unit Award Agreement under Fate Therapeutics, Inc. Inducement Equity Plan (incorporated by reference from Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K, filed on February 24, 2021, File No. 001-36076)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 20th day of October, 2025.

FATE THERAPEUTICS, INC.

By:	/s/ Bahram Valamehr
Bahram Valamehr, Ph.D., M.B.A.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Bahram Valamehr, Ph.D., M.B.A. and Kamal Adawi, M.S., M.B.A., and each of them singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bahram Valamehr Bahram Valamehr, Ph.D., M.B.A.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 20, 2025

/s/ William H. Rastetter William H. Rastetter, Ph.D.	Chairman of the Board and Director	October 20, 2025

/s/ Matthew C. Abernethy Matthew C. Abernethy, M.B.A.	Director	October 20, 2025

/s/ Michael Lee Michael Lee	Director	October 20, 2025

/s/ Robert S. Epstein Robert S. Epstein, M.D., M.S.	Director	October 20, 2025

/s/ Karin Jooss Karin Jooss, Ph.D.	Director	October 20, 2025

/s/ Shefali Agarwal Shefali Agarwal, M.D.	Director	October 20, 2025

/s/ Yuan Xu Yuan Xu, Ph.D.	Director	October 20, 2025

/s/ Kamal Adawi Kamal Adawi, M.S., M.B.A.	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 20, 2025